UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2023

ENDEXX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30233	30-0353162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38246 North Hazelwood Circle
Cave Creek, Arizona	85331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 595-6900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement Background

On June 9, 2023, Endexx Corporation’s (the “Company,” “our,” “we,” or “us”) management reached a final determination that the Company’s previously issued unaudited, financial statements and related disclosures for its fiscal year ended September 30, 2022 (the “Prior 10-K”), and for its fiscal quarter ended December 31, 2022 (the “Prior 10-Q”), each of which did not include Hyla US as a consolidated entity contained an error and should no longer be relied upon for the reason set forth below, i.e., our ability to assert a controlling financial interest in Hyla US (as defined below).

Effective August 31, 2022, we closed a transaction with Hyla UK Holdco Limited (“Hyla UK”), pursuant to which we, through our specially formed transaction subsidiary, purchased 51% of the issued and outstanding capital stock of Hyla US Holdco Limited (“Hyla US”), a wholly-owned operating subsidiary of Hyla UK (the “Hyla Transaction”). At the time of preparation and filing of our Prior 10-K and our Prior 10-Q, we did not believe that we had a controlling financial interest in Hyla US that would permit us to consolidate its financial statements with and into our financial statements for financial reporting purposes. Accordingly, in the Prior 10-K, we accounted for the $2 million value of the shares of our Series H Preferred Stock that constituted part of the transaction consideration for our acquisition of 51% of the issued and outstanding capital stock of Hyla US under the equity method. In the Prior 10-Q, we modified our previous disclosure in the Prior 10-K and, in the Amended 10-K, now accounted for the transaction as a business combination with total consideration totaling $11.5 million, including the $2 million value of the shares of our Series H Preferred Stock as mezzanine equity. We were determined to be both the legal and accounting acquirer and applied purchase accounting the assets and liabilities of Hyla US, resulting in our acquiring the assets and liabilities of Hyla US at their respective fair values at the closing of the Hyla Transaction.

Subsequent to the filing of our Prior 10-K and our Prior 10-Q, management concluded that we were able to exercise a controlling financial interest in Hyla US from and after the August 29, 2022, closing date of the Hyla Transaction. Accordingly, the financial statements and related disclosures included in the Prior 10-K and the Prior 10-Q contained errors that required correction.

As a result, our management undertook preparation of restated financial statements for our fiscal year ended September 30, 2022, which were then the subject of an audit by our independent registered public accounting firm. On June 9, 2023, with the filing of our Amended Annual Report on Form 10-K (the “Amended 10-K”), our management was able to reach its final determination regarding non-reliance that is referenced above.

The financial statements included in the Prior 10-K were not audited by our independent accountant and did not contain an audit report. The financial statements included in the Prior 10-Q were not reviewed by our independent accountant. Authorized officers of the Company have discussed the matters disclosed in the filing pursuant to this Item 4.02(a).

Restatement of Previously Issued Unaudited Condensed Consolidated Financial Statements

The Prior 10-K included unaudited financial statements for our fiscal year ended September 30, 2022, and the Prior 10-Q included unreviewed, financial statements for our fiscal quarter ended December 31, 2022. The Company has restated information provided in the Prior 10-K through Company’s June 9, 2023 filing of its Amended 10-K and expects to file a subsequent amendment to the Amended 10-K that will provide footnote disclosure of the financial statement differences between the unaudited financial statements filed with the Prior 10-K and the audited, consolidated financial statements filed with the Amended 10-K. Further, the Company expects to file an amendment to the Prior 10-Q that will include reviewed, consolidated financial statements for the fiscal quarter ended December 31, 2022, and which will include footnote disclosure of the financial statement differences between the unreviewed financial statements filed with the Prior 10-Q and the reviewed, consolidated financial statements to be filed with such amended Quarterly Report on Form 10-Q.

The Company expects to file each such amendment on or about July 31, 2023.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endexx Corporation

By:	/s/ Todd Davis
Name:	Todd Davis
Title:	President

Dated:	July 20, 2023

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